Exhibit 99.1
Coupang Announces Results for Fourth Quarter 2023
Net Revenues of $6.6 billion, up 23% YoY and 20% on an FX-neutral basis
Gross Profit of $1.7 billion, up 32% YoY
Operating Cash Flow of $2.7 billion and Free Cash Flow of $1.8 billion for the full year
SEATTLE - (BUSINESS WIRE) February 27, 2024—Coupang, Inc. (NYSE: CPNG) today announced financial results for its fourth quarter ended December 31, 2023.
Q4 2023 Key Financial and Operational Highlights
•Net revenues were $6.6 billion, up 23% YoY on a reported basis and 20% YoY on an FX-neutral basis.
•The net revenues growth rate would have been an estimated 940 bps higher than the 20% growth without the accounting change in FLC revenue, which we began recording on a net basis starting in Q2 2023.
•Gross profit increased 32% YoY to $1.7 billion. Gross profit margin was 25.6%, an improvement of 160 bps YoY.
•Net income was $1.0 billion, and adjusted net income was $137 million after adjusting for the non-cash tax benefit of $895 million from changes in tax-related reserves, including the release of valuation allowances related to certain deferred tax assets.
•Diluted EPS was $0.57, and adjusted diluted EPS was $0.08 after adjusting for the $0.49 benefit from changes in tax-related reserves.
•Adjusted EBITDA for the quarter was $294 million with a margin of 4.5%, an improvement of 50 bps over last year. The accounting change in FLC revenue this quarter had a positive impact of 40 bps on margin.
•Product Commerce segment net revenues was $6.3 billion, up 21% YoY on a reported basis and 18% on an FX-neutral basis.
•Product Commerce segment adjusted EBITDA was $444 million with a margin of 7.1%, an improvement of 190 bps YoY. The Q2 accounting change in FLC revenue had a positive impact of 60 bps on margin.
•Developing Offerings segment (including International, Coupang Eats, Play and Fintech) net revenues was $273 million, up 105% YoY on a reported basis and 102% on an FX-neutral basis.
•Developing Offerings segment adjusted EBITDA was negative $150 million, compared to negative $55 million in the prior year.
•Active customers surpassed 21 million, growing at 16% YoY.
FY2023 Key Financial and Operational Highlights
•Total net revenues were $24.4 billion, increasing 18% YoY on a reported basis and 20% YoY on an FX-neutral basis.
•The revenue growth rate would have been an estimated 520 bps higher than the 20% growth without the accounting change in FLC revenue, which we began recording on a net basis starting in Q2 2023.
•Total gross profit improved 31% YoY to $6.2 billion, with gross profit margin of 25.4%, an expansion of over 250 bps YoY.
•Net income was $1.4 billion, and adjusted net income was $465 million after adjusting for the non-cash tax benefit of $895 million from the changes in certain tax-related reserves, including the release of valuation allowances related to certain deferred tax assets.
•Diluted EPS was $0.75, and adjusted diluted EPS was $0.26 after adjusting for the $0.50 benefit from the changes in tax-related reserves.
•Adjusted EBITDA was $1.1 billion with a margin of 4.4%, a YoY improvement of over 250 bps. The Q2 accounting change in FLC revenue had a positive impact of 30 bps on margin.
•Product Commerce segment net revenues reached $23.6 billion, growing 18% YoY on a reported basis and 19% on an FX-neutral basis.

Coupang, Inc.	Q4 2023 Earnings Release	1

•Product Commerce segment adjusted EBITDA was $1.5 billion with a margin of 6.5%, an expansion of 350 bps YoY. The Q2 accounting change in FLC revenue had a positive impact of 40 bps on margin.
•Developing Offerings segment net revenues was $789 million, up 26% YoY on a reported basis and 27% on an FX-neutral basis.
•Developing Offerings segment adjusted EBITDA was negative $466 million, compared to negative $225 million in the prior year.
•Cash flow from operations was $2.7 billion, an improvement of $2.1 billion YoY.
•Free cash flow was $1.8 billion, an improvement of $2.0 billion YoY.
•WOW membership program had 14 million paid members at the end of 2023, an increase of 27% YoY.
“Our accelerating growth in revenues, active customers, and WOW members reflect our unrelenting focus on creating ‘wow’ for our customers across selection, price, and service,” said Bom Kim, Founder and CEO of Coupang. “This year we provided a record $3 billion in benefits and savings to our WOW members, providing relief amidst high inflation. Customers are increasingly turning to WOW membership for its unparalleled value, from exclusive discounts on retail products and Eats, to free Dawn Delivery, to unlimited Play content streaming, and so much more. We’re committed to investing in even more savings and benefits for customers to make our WOW membership program indisputably the best deal on the planet.”
“While we are pleased with the progress we made this quarter, we see even greater opportunity in front of us, as we represent just a single digit share of the vast retail spend in Korea, and even smaller in Taiwan,” said Coupang’s CFO, Gaurav Anand. “We are extremely proud of our teams whose work over many years is responsible for the results we reported throughout this year. As we look towards 2024, we are more excited than ever about the opportunity to continue delighting our customers and driving long-term shareholder value.”
Fourth Quarter 2023 Results
Consolidated Financial Summary

	Three Months Ended December 31,
(in millions, except net revenues per Active Customer and earnings per share)	2023	2022	% Change
Total net revenues	$6,561	$5,327	23%
Total net revenues growth, constant currency(1)			20%
Active Customers	21.0	18.1	16%
Total net revenues per Active Customer	$312	$294	6%
Total net revenues per Active Customer, constant currency(1)	$303		3%
Gross profit	$1,681	$1,278	32%
Net income	$1,032	$102	NM(3)
Adjusted net income(1)	$137	$62	121%
Adjusted EBITDA(1)	$294	$211	39%
Earnings per share, basic	$0.58	$0.06	NM(3)
Earnings per share, diluted	$0.57	$0.06	NM(3)
Adjusted diluted earnings per share(1)	$0.08	$0.03	167%
Net cash provided by operating activities	$609	$580	5%
Free cash flow(1)	$382	$462	(17)%

Coupang, Inc.	Q4 2023 Earnings Release	2

Segment Information

	Three Months Ended December 31,
(in millions)	2023	2022	% Change
Product Commerce
Net revenues	$6,288	$5,194	21%
Net revenues growth, constant currency(1)			18%
Segment adjusted EBITDA	$444	$266	67%
Developing Offerings
Net revenues	$273	$133	105%
Net revenues growth, constant currency(1)			102%
Segment adjusted EBITDA	$(150)	$(55)	173%
Growth Rates

	Q1 2023	Q2 2023	Q3 2023	Q4 2023
Active Customers	5%	10%	14%	16%
Total net revenues	13%	16%	21%	23%
Total net revenues (constant currency)	20%	21%	18%	20%
Impact from FLC accounting change in Q2 2023 (constant currency)	—	+3%	+6%	+9%
Full Year 2023 Results
Consolidated Financial Summary

	Year Ended December 31,
(in millions, except net revenues per Active Customer and earnings per share)	2023	2022	% Change
Total net revenues	$24,383	$20,583	18%
Total net revenues growth, constant currency(1)			20%
Gross profit(2)	$6,190	$4,710	31%
Net income (loss)	$1,360	$(92)	NM(3)
Adjusted net income (loss)(1)	$465	$(133)	NM(3)
Adjusted EBITDA(1)	$1,074	$381	182%
Earnings per share, basic	$0.76	$(0.05)	NM(3)
Earnings per share, diluted	$0.75	$(0.05)	NM(3)
Adjusted diluted earnings per share(1)	$0.26	$(0.08)	NM(3)
Net cash provided by operating activities	$2,652	$565	NM(3)
Free cash flow(1)	$1,775	$(246)	NM(3)
Segment Information

	Year Ended December 31,
(in millions)	2023	2022	% Change
Product Commerce
Net revenues	$23,594	$19,955	18%
Net revenues growth, constant currency(1)			19%
Segment adjusted EBITDA	$1,540	$606	154%
Developing Offerings
Net revenues	$789	$628	26%
Net revenues growth, constant currency(1)			27%
Segment adjusted EBITDA	$(466)	$(225)	107%
_________
(1)Total net revenues growth, constant currency, adjusted net income (loss), adjusted diluted earnings per share and adjusted EBITDA are non-GAAP measures. See “Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Measures” below for the reconciliation of the non-GAAP measures with their comparable amounts prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).
(2)Gross profit is calculated as total net revenues minus cost of sales.
(3)Non-meaningful.

Coupang, Inc.	Q4 2023 Earnings Release	3

Webcast and Conference Call
Coupang, Inc. will host a conference call to discuss fourth quarter results on February 27, 2024 at 5:30 PM Eastern Time (February 28, 2024 at 7:30 AM Korea Standard Time). A live webcast of the conference call will be available on our Investor Relations website, ir.aboutcoupang.com, and a replay of the conference call will be available for at least three months. This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable U.S. GAAP measures, as well as our fourth quarter earnings presentation, are also available on that site.
About Coupang
Coupang is one of the largest retailers in Asia, with a mission to revolutionize the everyday lives of its customers and create a world where people wonder, “How did I ever live without Coupang?” Coupang offers a variety of services, including same-day and next-morning delivery of general merchandise and groceries, delivery of prepared foods through Coupang Eats, and video streaming through Coupang Play. Coupang is headquartered in the United States, with operations and support services performed in geographies including South Korea, Taiwan, Singapore, China, and India.

Investor Contact:	Media Contact:
Coupang IR	Coupang PR
ir@coupang.com	press@coupang.com

Coupang, Inc.	Q4 2023 Earnings Release	4

FORWARD-LOOKING STATEMENTS
This earnings release or related management commentary may contain statements that may be deemed to be "forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Act”), that are intended to enjoy the protection of the safe harbor for forward-looking statements provided by the Act as well as protections afforded by other federal securities laws.
We have based the forward-looking statements contained in this report on our current expectations and projections about future events and trends that we believe may affect our industry, business, financial condition, and results of operations. Actual results and outcomes could differ materially for a variety of reasons, including, among others: the continued growth of the retail market and the increased acceptance of online transactions by potential customers, competition in our industry, managing our growth and expansion into new markets and offerings, risks associated with current and future acquisitions, mergers, dispositions, joint ventures or investments, our financial performance, the extent to which we owe income or other taxes, our ability to retain existing suppliers and to add new suppliers, our market position, our operation and management of our fulfillment and delivery infrastructure, legal and regulatory developments, and the impact of the global economy including inflation, foreign currency exchange rates and geopolitical events. For additional information on other potential risks and uncertainties that could cause actual results to differ from the results predicted, please see our most recent Annual Report on Form 10-K and subsequent filings. All forward-looking statements in this presentation are based on information available to Coupang and assumptions and beliefs as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.
Additional information relating to certain of our financial measures contained herein, including non-GAAP financial measures, is available in the appendix to this presentation, our most recent earnings release and at our website at www.ir.aboutcoupang.com.

Coupang, Inc.	Q4 2023 Earnings Release	5

COUPANG, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except per share amounts)	2023	2022	2023	2022
Net retail sales	$5,563	$4,761	$21,223	$18,338
Net other revenue	998	566	3,160	2,245
Total net revenues	6,561	5,327	24,383	20,583

Cost of sales	4,881	4,049	18,193	15,873
Operating, general and administrative	1,550	1,195	5,717	4,822
Total operating cost and expenses	6,431	5,244	23,910	20,695

Operating income (loss)	130	83	473	(112)

Interest income	54	27	178	53
Interest expense	(13)	(7)	(48)	(27)
Other expense, net	—	(9)	(19)	(7)
Income (loss) before income taxes	171	94	584	(93)

Income tax benefit	(861)	(8)	(776)	(1)

Net income (loss)	$1,032	$102	$1,360	$(92)

Earnings per share
Basic	$0.58	$0.06	$0.76	$(0.05)
Diluted	$0.57	$0.06	$0.75	$(0.05)
Weighted average shares outstanding
Basic	1,789	1,771	1,782	1,765
Diluted	1,810	1,793	1,803	1,765

Coupang, Inc.	Q4 2023 Earnings Release	6

COUPANG, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

(in millions)	December 31, 2023	December 31, 2022
Assets
Cash and cash equivalents	$5,243	$3,509
Restricted cash	353	176
Accounts receivable, net	314	184
Inventories	1,666	1,657
Prepaids and other current assets	316	304
Total current assets	7,892	5,830

Property and equipment, net	2,465	1,820
Operating lease right-of-use assets	1,601	1,405
Deferred tax assets	925	40
Long-term lease deposits and other	463	418
Total assets	$13,346	$9,513
Liabilities and stockholders' equity
Accounts payable	$5,099	$3,622
Accrued expenses	352	299
Deferred revenue	97	92
Short-term borrowings	282	175
Current portion of long-term debt	203	129
Current portion of long-term operating lease obligations	386	326
Other current liabilities	526	420
Total current liabilities	6,945	5,063

Long-term debt	529	538
Long-term operating lease obligations	1,387	1,234
Defined severance benefits and other	381	264
Total liabilities	9,242	7,099

Commitments and contingencies

Redeemable noncontrolling interest	15	—

Stockholders' equity
Common Stock	—	—
Class A — shares authorized 10,000, outstanding 1,616 and 1,598 Class B — shares authorized 250, outstanding 175 and 175
Additional paid-in capital	8,489	8,154
Accumulated other comprehensive (loss) income	(17)	3
Accumulated deficit	(4,383)	(5,743)
Total stockholders' equity	4,089	2,414
Total liabilities and stockholders' equity	$13,346	$9,513

Coupang, Inc.	Q4 2023 Earnings Release	7

COUPANG, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

(in millions)	2023	2022
Operating activities
Net income (loss)	$1,360	$(92)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	275	231
Provision for severance benefits	159	161
Equity-based compensation	326	262
Non-cash operating lease expense	338	310
Deferred income taxes	(884)	(41)
Non-cash others	140	112
Change in operating assets and liabilities:
Accounts receivable, net	(133)	(34)
Inventories	(44)	(367)
Other assets	(153)	(249)
Accounts payable	1,514	444
Accrued expenses	43	7
Other liabilities	(289)	(179)
Net cash provided by operating activities	2,652	565
Investing activities
Purchases of property and equipment	(896)	(824)
Proceeds from sale of property and equipment	19	13
Other investing activities	(50)	(37)
Net cash used in investing activities	(927)	(848)
Financing activities
Proceeds from issuance of common stock/units, equity-based compensation plan	9	18
Proceeds from short-term borrowings and long-term debt	572	701
Repayment of short-term borrowings and long-term debt	(392)	(467)
Net short-term borrowings and other financing activities	10	(5)
Net cash provided by financing activities	199	247
Effect of exchange rate changes on cash and cash equivalents, and restricted cash	(14)	(87)
Net increase (decrease) in cash and cash equivalents, and restricted cash	1,910	(123)
Cash and cash equivalents, and restricted cash, as of beginning of period	3,687	3,810
Cash and cash equivalents, and restricted cash, as of end of period	$5,597	$3,687

Coupang, Inc.	Q4 2023 Earnings Release	8

Supplemental Financial Information
Share Information

	As of December 31,
(in millions)	2023	2022
Outstanding common stock	1,791	1,773
Outstanding equity-based awards	63	57
Outstanding common stock and equity-based awards	1,854	1,830
Key Business Metrics and Non-GAAP Financial Measures
We review the key business and financial metrics discussed below. We use these measures to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions.
Key Business Metrics
Active Customers
As of the last date of each reported period, we determine our number of Active Customers by counting the total number of individual customers who have ordered at least once directly from our apps or websites in Korea during the relevant period. A customer is anyone who has created an account on our apps or websites, identified by a unique email address. The change in Active Customers in a reported period captures both the inflow of new customers as well as the outflow of existing customers who have not made a purchase in the period. We view the number of Active Customers as a key indicator of our potential for growth in total net revenues, the reach of our network, the awareness of our brand, and the engagement of our customers.
Total Net Revenues per Active Customer
Total net revenues per Active Customer is the total net revenues generated in a period divided by the total number of Active Customers in that period. A key driver of growth is increasing the frequency and the level of spend of Active Customers who are shopping on our apps or websites. We therefore view total net revenues per Active Customer as a key indicator of engagement and retention of our customers and our ability to drive future revenue growth.

	Three Months Ended December 31,
(in millions, except net revenues per Active Customer)	2023	2022	% Change
Active Customers	21.0	18.1	16%
Total net revenues per Active Customer	$312	$294	6%
Total net revenues per Active Customer, constant currency (YoY)	$303		3%
Non-GAAP Financial Measures
We report our financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures provide investors with additional useful information in evaluating our performance. These non-GAAP financial measures may be different than similarly titled measures used by other companies.
Our non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with U.S. GAAP. Non-GAAP measures have limitations in that they do not reflect all the amounts associated with our results of operations as determined in accordance with U.S. GAAP. These measures should only be used to evaluate our results of operations in conjunction with the corresponding U.S. GAAP measures. For further information regarding these non-GAAP measures, including the limitations thereof and reconciliations of each non-GAAP financial measure to its most directly comparable U.S. GAAP financial measure, please refer to the financial tables in the “Reconciliations of Non-GAAP Financial Measures” section of this release.

Coupang, Inc.	Q4 2023 Earnings Release	9

Non-GAAP Measure	Definition	How We Use The Measure
Adjusted EBITDA
• Net income (loss), excluding the effects of:
- depreciation and amortization,
- interest expense,
- interest income,
- other income (expense), net,
- income tax expense (benefit),
- equity-based compensation,
- impairments, and
- other items not reflective of our ongoing operations.

• Provides information to management to evaluate and assess our performance and allocate internal resources.
• We believe Adjusted EBITDA and Adjusted EBITDA Margin are frequently used by investors and other interested parties in evaluating companies in the retail industry for period-to-period comparisons as they remove the impact of certain items that are not representative of our ongoing business, such as material non-cash items and certain variable charges.

Adjusted EBITDA Margin	• Adjusted EBITDA as a percentage of total net revenues.
Constant Currency Revenue	• Constant currency information compares results between periods as if exchange rates had remained constant.
• We define constant currency revenue as total revenue excluding the effect of foreign exchange rate movements, and use it to determine the constant currency revenue growth on a comparative basis.
• Constant currency revenue is calculated by translating current period revenues using the prior period exchange rate.	• The effect of currency exchange rates on our business is an important factor in understanding period-to-period comparisons. Our financial reporting currency is the U.S. dollar (“USD”) and changes in foreign exchange rates can significantly affect our reported results and consolidated trends. For example, our business generates sales predominantly in Korean Won (“KRW”), which are favorably affected as the USD weakens relative to the KRW, and unfavorably affected as the USD strengthens relative to the KRW.
• We use constant currency revenue and constant currency revenue growth for financial and operational decision-making and as a means to evaluate comparisons between periods. We believe the presentation of our results on a constant currency basis in addition to U.S. GAAP results helps improve the ability to understand our performance because they exclude the effects of foreign currency volatility that are not indicative of our actual results of operations.
Constant Currency Revenue Growth	• Constant currency revenue growth (as a percentage) is calculated by determining the increase in current period revenue over prior period revenue, where current period foreign currency revenue is translated using prior period exchange rates.
Free Cash Flow	• Cash flow from operations Less: purchases of property and equipment, Plus: proceeds from sale of property and equipment.	• Provides information to management and investors about the amount of cash generated from our ongoing operations that, after purchases and sales of property and equipment, can be used for strategic initiatives, including investing in our business and strengthening our balance sheet, including paying down debt, and paying dividends to stockholders.
Segment Gross Profit	• Gross profit for a period attributable to each respective reportable segment.
• We believe segment gross profit and segment gross profit margin are frequently used by investors and other interested parties in evaluating companies in the retail industry for period-to-period comparisons. However, other companies may calculate segment gross profit and segment gross profit margin in a manner different from ours and therefore they may not be directly comparable to similar terms used by other companies.

Segment Gross Profit Margin	• Segment gross profit as a percentage of segment net revenues.
Adjusted net income (loss)	• Net income (loss), excluding the effects of tax valuation allowance releases and other tax reserve adjustments not reflective of our ongoing operations.
• We believe adjusted net income (loss) and adjusted diluted earnings provides useful supplemental information for investors to compare our current earnings results from one period to another exclusive of certain items that are not reflective of our ongoing operations. Adjusted diluted earnings per share is a performance measure and should not be used as a measure of liquidity.

Adjusted diluted earnings per share	• Adjusted net income (loss) divided by the weighted average dilutive shares outstanding for the period.

Coupang, Inc.	Q4 2023 Earnings Release	10

Reconciliations of Non-GAAP Measures
A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Coupang’s results computed in accordance with GAAP.
The following tables present the reconciliations from each U.S. GAAP measure to its corresponding non-GAAP measure for the periods noted:
Constant Currency Revenue and Constant Currency Revenue Growth (YoY)

	Three Months Ended December 31,
	2023			2022	Year over Year Growth
(in millions)	As Reported	Exchange Rate Effect	Constant Currency Basis	As Reported	As Reported	Constant Currency Basis
Consolidated
Net retail sales	$5,563	$(167)	$5,397	$4,761	17%	13%
Net other revenue	998	(21)	977	566	76%	73%
Total net revenues	$6,561	$(187)	$6,374	$5,327	23%	20%

Net Revenues by Segment
Product Commerce	$6,288	$(183)	$6,106	$5,194	21%	18%
Developing Offerings	273	(5)	268	133	105%	102%
Total net revenues	$6,561	$(187)	$6,374	$5,327	23%	20%

	Year Ended December 31,
	2023			2022	Year over Year Growth
(in millions)	As Reported	Exchange Rate Effect	Constant Currency Basis	As Reported	As Reported	Constant Currency Basis
Consolidated
Net retail sales	$21,223	$221	$21,444	$18,338	16%	17%
Net other revenue	3,160	33	3,193	2,245	41%	42%
Total net revenues	$24,383	$254	$24,637	$20,583	18%	20%

Net Revenues by Segment
Product Commerce	$23,594	$246	$23,840	$19,955	18%	19%
Developing Offerings	789	8	797	628	26%	27%
Total net revenues	$24,383	$254	$24,637	$20,583	18%	20%
Constant Currency Revenue and Constant Currency Revenue Growth (QoQ)

	Three Months Ended December 31,				Quarter over Quarter Growth
	2023			2022
(in millions)	As Reported	Exchange Rate Effect	Constant Currency Basis	As Reported	As Reported	Constant Currency Basis
Total net revenues	$6,561	$44	$6,605	$5,327	6%	7%

Coupang, Inc.	Q4 2023 Earnings Release	11

Constant Currency Revenue and Constant Currency Revenue Growth (YoY) Prior Quarters

	Three Months Ended				Year over Year Growth
(in millions)	2023			2022
Total net revenues	As Reported	Exchange Rate Effect	Constant Currency Basis	As Reported	As Reported	Constant Currency Basis
Q1	$5,801	$340	$6,141	$5,117	13%	20%
Q2	$5,838	$246	$6,083	$5,038	16%	21%
Q3	$6,184	$(144)	$6,039	$5,101	21%	18%
Free Cash Flow

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2023	2022	2023	2022
Net cash provided by operating activities	$609	$580	$2,652	$565
Adjustments:
Purchases of land and buildings	(42)	(21)	(374)	(226)
Purchases of equipment	(191)	(100)	(522)	(598)
Total purchases of property and equipment	$(233)	$(121)	$(896)	$(824)
Proceeds from sale of property and equipment	7	3	19	13
Total adjustments	$(227)	$(118)	$(877)	$(811)
Free cash flow	$382	$462	$1,775	$(246)
Net cash used in investing activities	$(263)	$(130)	$(927)	$(848)
Net cash provided by (used in) financing activities	$(163)	$21	$199	$247
Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2023	2022	2023	2022
Total net revenues	$6,561	$5,327	$24,383	$20,583

Net income (loss)	1,032	102	1,360	(92)
Net income (loss) margin	15.7%	1.9%	5.6%	(0.4)%
Adjustments:
Depreciation and amortization	77	57	275	231
Interest expense	13	7	48	27
Interest income	(54)	(26)	(178)	(53)
Income tax benefit	(861)	(9)	(776)	(1)
Other expense, net	—	9	19	7
Equity-based compensation	86	71	326	262
Adjusted EBITDA	$294	$211	$1,074	$381
Adjusted EBITDA margin	4.5%	4.0%	4.4%	1.9%
Segment Gross Profit and Segment Gross Profit Margin

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2023	2022	2023	2022
Gross profit	$1,681	$1,278	$6,190	$4,710
Segment gross profit and gross profit margin:
Product Commerce	$1,717	$1,265	$6,282	$4,675
Gross profit margin	27.3%	24.4%	26.6%	23.4%
Developing Offerings	$(36)	$14	$(91)	$35
Gross profit margin	(13.3)%	10.3%	(11.6)%	5.5%

Coupang, Inc.	Q4 2023 Earnings Release	12

Adjusted Net Income (Loss) Reconciliation

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2023	2022	2023	2022
Net income (loss)	$1,032	$102	$1,360	$(92)
Adjustment:
Change in income tax valuation allowance and other tax reserves	(895)	(41)	(895)	(41)
Adjusted net income (loss)	$137	$62	$465	$(133)
Adjusted Diluted Earnings per Share Reconciliation

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2023	2022	2023	2022
Diluted earnings per share	$0.57	$0.06	$0.75	$(0.05)
Adjustment:
Change in income tax valuation allowance and other tax reserves	(0.49)	(0.02)	(0.50)	(0.02)
Adjusted diluted earnings per share	$0.08	$0.03	$0.26	$(0.08)
Certain amounts may not foot due to rounding

Coupang, Inc.	Q4 2023 Earnings Release	13